1" = "1" "12054245-1" "" 12054245-1 POWER OF ATTORNEY Know all by these presents, that the undersigned hereby constitutes and appoints Jeffrey E. Eberwein and Hannah M. Bible, or either of them acting alone, attorney-in-fact to take any and all action in securities of Gyrodyne, LLC, a New York limited liability company Company , directly or indirectly beneficially owned by Star Equity Fund, LP or any of its Group , and (ii) any proxy solicitation of the Group to elect the Group slate of director nominees to the board of directors of the Company at the 2023 annual meeting of shareholders Solicitation Such action shall include, but not be limited to: 1. executing for and on behalf of the undersigned any Schedule 13D, and amendments thereto, filed by the Group that are required to be filed under Section 13(d) of the Securities Exchange Act of 1934, as amended (the , participation in a group with respect to, securities of the Company or the Solicitation; 2. executing for and on behalf of the undersigned all Forms 3, 4 and 5 required to be filed under Section 16(a) of the Exchange Act and the rules thereunder participation in a group with respect to, securities of the Company or the Solicitation; 3. executing for and on behalf of the undersigned all Joint Filing and Solicitation Agreements or similar documents pursuant to which the undersigned shall agree to be a member of the Group; 4. performing any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such document, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and 5. taking any other action of any type whatsoever in connection with the Solicitation, including entering into any settlement agreement, that in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in- The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in- and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 13(d), Section 16 or Section 14 of the Exchange Act. This Power of Attorney shall remain in full force and effect until the undersigned is no longer a member of the Group unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25th day of April 2023. ______________________________ MATTHEW SULLIVAN /s/ Matthew Sullivan